EX 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of November 27, 2012 and effective as of September 11, 2012 (the “Effective Time”) is made by and between Shades Holdings, Inc., a Florida corporation (“Shades”), and Creative Investments 2012 LLC (“Creative Investments”).

RECITALS

A. On September 7, 2012, Shades entered into a Share Exchange Agreement with Suncoast Real Estate Owned Holdings, Inc., a Florida corporation (the “Company”) and the Company’s sole shareholder, Creative Investments, pursuant which to the parties agreed that, upon the satisfaction of certain closing conditions, Creative Investments would transfer all of the issued and outstanding common stock of the Company (the “Shares”) to Shades, causing the Company to become Shades’ wholly owned subsidiary (the “Share Exchange Transaction”);

B. On September 11, 2012, the parties closed the Share Exchange Transaction and Shades issued to Creative Investments 15,500,000 shares of common stock, $0.0001 par value per share (the “Share Exchange Shares”).

C. The parties hereby agree that Creative Investments never relinquished control of the Company to Shades, that the Share Exchange Transaction was never effectively consummated and, as a result, it is the understanding of the parties, since the Effective Time, that Creative Investments has effectively maintained ownership of the Company and, as such, the parties have agreed to memorialize such understanding in this Agreement and Creative Investments has agreed to formally transfer the Share Exchange Shares back to Shades for cancellation.

Accordingly, the parties hereto agree as follows:

1. Transfer of Stock.

(a) Share Exchange. Subject to the terms and conditions provided below, Shades and Creative Investments agree and confirm that the Share Exchange Transaction was never effectively consummated and that the Shares have remained vested and under the ownership of Creative Investments since the Effective Time.

(b) Share Exchange Shares. In connection with the agreements contemplated herein, Creative Investments shall transfer and deliver to Shades the Share Exchange Shares, along with a duly executed medallion guaranteed stock power, deliverable as provided in Section 2(b).

(c) Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the execution of this Agreement. The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

2. Closing.

(a) Transfer of Shares. As of the Effective Date, Creative Investments shall be vested with good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens and encumbrances and such ownership shall be recorded on the books and records of the Company.

(b) Share Exchange Shares. At the Closing, Creative Investments shall deliver to Shades a certificate or certificates representing the Share Exchange Shares duly endorsed to Shades, along with duly endorsed, medallion guaranteed stock powers, which delivery shall vest Shades with good and marketable title to the Share Exchange Shares, free and clear of all liens and encumbrances.

3. Representations and Warranties of Shades. Shades represents and warrants to Creative Investments as of the date hereof as follows:

(a) Corporate Authorization; Enforceability. The execution, delivery and performance by Shades of this Agreement is within the corporate powers and has been, duly authorized by all necessary corporate action on the part of Shades. This Agreement has been duly executed and delivered by Shades and constitutes the valid and binding agreement of Shades, enforceable against Shades in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Governmental Authorization. The execution, delivery and performance by Shades of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention; Consents. The execution, delivery and performance by Shades of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Shades or (ii) violate any applicable Law or Order.

4. Representations and Warranties of Creative Investments. Creative Investments represents and warrants to Shades as of the date hereof as follows:

(a) Enforceability. The execution, delivery and performance by Creative Investments of this Agreement are within Creative Investments’ s powers. This Agreement has been duly executed and delivered by Creative Investments and constitutes the valid and binding agreement of Creative Investments, enforceable against Creative Investments in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b) Governmental Authorization. The execution, delivery and performance by Creative Investments of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention; Consents. The execution, delivery and performance by Creative Investments of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d) Liabilities. As of the Effective Date, the parties agree that Shades has had and will have no debts, liabilities or obligations relating to the Company or its business or activities, whether before or after the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Shades directly or indirectly in relation to the Company or its business and that may survive the Closing.

(e) Title to Share Exchange Shares. Except as may be qualified herein, Creative Investments is the sole record and beneficial owners of the Share Exchange Shares. At Closing, Creative Investments will have good and marketable title to the Share Exchange Shares, which Share Exchange Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Shades, except for restrictions on transfer as contemplated by applicable securities laws.

5. Indemnification and Release.

(a) Indemnification. Creative Investments covenants and agrees to indemnify, defend, protect and hold harmless Shades, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Shades, the “Shades Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Shades Indemnified Party (collectively, “Losses”), incurred by any Shades Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Creative Investments set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Creative Investments under this Agreement, (iii) any debt, liability or obligation of the Company, whether incurred or arising prior to the date hereof or after, (iv) any debt, liability or obligation of Shades for actions taken prior to the date hereof regarding the Company including the Share Exchange Transaction, (v) the conduct and operations of the business of the Company whether before or after the Closing, (vi) claims asserted against the Company whether arising before or after the Closing, or (vii) any federal or state income tax payable by Shades and attributable to the transaction contemplated by this Agreement or activities prior to the Share Exchange Transaction or with respect to the Company after the Share Exchange Transaction.

(b) Third Party Claims.

(i) If any claim or liability (a “Third-Party Claim”) should be asserted against any of Shades Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Creative Investments has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Creative Investments (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii) If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c) Non-Third-Party Claims. Upon discovery of any claim for which Creative Investments has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Creative Investments of such claim and, in any case, shall give Creative Investments such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Creative Investments shall not excuse Creative Investments from any indemnification liability except to the extent that Creative Investments is materially and adversely prejudiced by such failure.

(d) Release. Creative Investments, on behalf of itself and its Related Parties, hereby releases and forever discharges Shades and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Creative Investments or any of its Related Parties now have or have ever had against any Releasee. Creative Investments hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Creative Investments, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Creative Investments, (ii) any Person in which Creative Investments holds a Material Interest or (iii) any Person with respect to which Creative Investments serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

6. Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b) “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(c) “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(d) “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(e) “Order” means any judgment, injunction, judicial or administrative order or decree;

(f) “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(g) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

7. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b) Amendments and Waivers.

(i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c) Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e) Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of New York.

(f) Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h) Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

(i) Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to Creative Investments:

Creative Investments 2012 LLC

If to Shades:

Shades Holdings, Inc.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

“SHADES”

SHADES HOLDINGS, INC.

By: /s/ Sean Lyons
Name: Sean Lyons
Title: CEO

“CREATIVE INVESTMENTS”

CREATIVE INVESTMENTS 2012 LLC

By: /s/ Jack Lee
Name: Jack Lee
Title: